EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2016 relating to the financial statements of Cequel Corporation (Predecessor), which appears in Altice USA, Inc.’s Registration Statement on Form S-1 (File No. 333-217240) filed with the Securities and Exchange Commission.

/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
December 19, 2017

CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2016 relating to the financial statements of Cequel Corporation (Successor), which appears in Altice USA, Inc.’s Registration Statement on Form S-1 (File No. 333-217240) filed with the Securities and Exchange Commission.

/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
December 19, 2017